UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

PAN GLOBAL, CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

123 W. Nye Lane, Suite 455 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(888) 983-1623

N/A

(Former name or former address, if changed since last report.)

With a copy to:

Philip Magri, Esq.

The Magri Law Firm, PLLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 2, 2013, Pan Global, Corp., a Nevada corporation (the “Company”), through its wholly-owned subsidiary, Pan Asia Infratech, Corp., a Nevada corporation (“Pan Asia”), consummated the First Tranche of the First Closing (the “First Tranche Closing”) under that certain Stock Purchase Agreement, dated October 28, 2013 (the “Acquisition Agreement”), by and among Regency Yamuna Energy Limited, a privately held India corporation (“RYEL”), Mr. Arun Sharma, a Director and majority stockholder of RYEL (“Sharma”), the remaining stockholders of RYEL (together with Sharma, the “Selling Stockholders”), and Pan Asia.

As previously disclosed by the Company on a Form 8-K filed the Securities and Exchange Commission on October 29, 2013, the Company, through Pan Asia, entered into the Acquisition Agreement on October 28, 2013 to acquire 100% of the outstanding shares and convertible debt (if not previously converted) of RYEL. RYEL is commissioning a 5.7 MW small-hydro project in northern India (the “Project”) having a valuation of 671,100,000 Rupees (equivalent to approximately $11,001,639 USD based on the average exchange rate of 61 Rupees for every U.S. dollar (“USD”) for the period prior to October 28, 2013).

At the First Tranche Closing, the Company purchased (the “Purchase”) an aggregate of 331,034 common shares of RYEL (the “Common Shares”) from RYEL in consideration for Rs. 4,799,993 (equivalent to approximately $77,022 USD based on the exchange rate on December 2, 2013 (the “Exchange Rate”)).

At the First Tranche Closing, the Company also converted the outstanding Rs. 4,200,012 principal amount (equivalent to approximately $68,852 based on the Exchange Rate) under RYEL’s 15% Convertible Debenture previously purchased by the Company on October 28, 2013,into an aggregate of 289,656 Common Shares (the “Conversion”).

As a result of the Purchase and Conversion, the Company purchased an aggregate of 620,690 Common Shares of RYEL, representing approximately 3.36% of the outstanding Common Shares of RYEL, for a total purchase price of approximately $145,874 USD.

Pursuant to the Acquisition Agreement, RYEL is required to use the proceeds from the Purchase for the completion of the Project. The Project is estimated to be 95% complete and commercial operation is expected to commence during the fourth quarter of 2013.

The Company’s obligation to consummate the First Tranche Closing was pre-conditioned on the Company’s satisfactory receipt of final engineering, financial and legal due diligence reports. RYEL has agreed to take several remedial actions recommended in the engineering and legal due diligence reports, including obtaining the consent from IFCI Ventures Capital Funds Limited (“IFCI”) under that certain Investment Agreement, dated January 20, 2011, between IFCI and RYEL pursuant to which IFCI holds convertible debentures for an aggregate principal amount of Rs. 30,000,000 (approximately $481,387 based on the Exchange Rate) within ten (10) business days of the First Tranche Closing.

The Acquisition Agreement contains pre-closing conditions, customary representations and warranties, post-closing covenants and mutual indemnification obligations for, among other things, inaccuracy or breach of any representation or warranty and any breach or non-fulfillment of any covenant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Stock Purchase Agreement, dated October 28, 2013, by and among Regency Yamuna Energy Limited, Mr. Arun Sharma, the Selling Stockholders and Pan Asia Infratech, Corp.
10.2*	15% Convertible Debenture of Regency Yamuna Energy Limited f/b/o Pan Asia Infratech, Corp.

* Filed as an Exhibit to the Form 8-K filed by the Registrant on October 29, 2013 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAN GLOBAL, CORP.

Dated: December 9, 2013	By:	/s/ BHARAT VASANDANI
Bharat Vasandani
Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)